Exhibit 99.1

Astronics Corporation • 130 Commerce Way • East Aurora, NY • 14052-2164
FOR IMMEDIATE RELEASE
Astronics Corporation Reports Record Operating Income on
28% Sales Growth for Third Quarter 2026
•Third quarter sales increased 28.5% to a record $271.7 million
•Record operating income was $54.0 million, or 19.9% of sales; adjusted operating income1 was $51.0 million, or 18.8% of sales
•Third quarter net income was $52.2 million, or $1.08 per diluted share; adjusted EBITDA1 was $59.3 million, or 21.8% of sales
•Record Aerospace sales of $245.5 million delivered Aerospace operating margin of 23.4%; adjusted Aerospace operating margin1 was 22.5%
•Quarterly bookings reached $271.1 million for book-to-bill of 1.00 and backlog was $780.0 million at quarter end; Aerospace book-to-bill at 1.05, over 1:1 for five consecutive quarters
•Generated $25.8 million in cash from operations
•Maintaining 2026 revenue guidance of $1.02 billion to $1.04 billion
EAST AURORA, NY, November 10, 2026 – Astronics Corporation (Nasdaq: ATRO) (“Astronics” or the “Company”), a leading supplier of advanced technologies and products to the global aerospace, defense, and other mission critical industries, today reported financial results for the three and nine months ended October 3, 2026. Financial results include the acquisition of Bühler Motor Aviation (“BMA”) on October 13, 2025.
Peter J. Gundermann, Chairman, President and Chief Executive Officer, commented, “We delivered a strong third quarter, with record sales and operating income and an adjusted EBITDA margin near its all-time high. These results reflect disciplined operational execution and strong demand across our markets. Bookings were a solid $271.1 million following the prior quarter that had benefited from a couple of large program awards. We expect momentum to continue as we head into the final quarter of the year.”
1 Adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, and adjusted segment operating margin are Non-GAAP financial measures. Please see the reconciliation of GAAP to non-GAAP financial measures in the tables that accompany this release.
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Astronics Corporation Reports Record Operating Income on 28% Sales Growth for Third Quarter 2026
November 10, 2026

Third Quarter Results

	Three Months Ended			Nine Months Ended
($ in thousands)	October 3, 2026	September 27, 2025	% Change	October 3, 2026	September 27, 2025	% Change

Sales	$271,679	$211,447	28.5%	$762,255	$622,061	22.5%
Gross profit	$93,974	$64,511	45.7%	$256,004	$178,187	43.7%
Gross margin	34.6%	30.5%		33.6%	28.6%
Income from operations	$53,983	$23,055	134.1%	$121,680	$40,950	197.1%
Operating margin %	19.9%	10.9%		16.0%	6.6%
Loss on Settlement of Debt	$—	$32,644		$—	$32,644
Net income (loss)	$52,204	$(11,098)	570.4%	$112,804	$(256)	44,164.1%
Net income (loss) %	19.2%	(5.2)%		14.8%	—%

Adjusted operating income[2]	$50,968	$25,931	96.6%	$123,754	$66,833	85.2%
Adjusted operating margin %[2]	18.8%	12.3%		16.2%	10.7%
Adjusted net income[2]	$38,864	$19,404	100.3%	$93,988	$50,118	87.5%
Adjusted EBITDA[2]	$59,345	$32,718	81.4%	$148,795	$88,865	67.4%
Adjusted EBITDA margin %[2]	21.8%	15.5%		19.5%	14.3%
Third Quarter 2026 Results (compared with the prior-year period, unless noted otherwise)
Growth in sales was driven by strong results in both the Aerospace and Test Systems segments. Aerospace sales increased $52.7 million, or 27.4%, while Test Systems sales grew $7.5 million, or 40.0%.
Gross profit increased $29.5 million to $94.0 million while gross margin expanded 410 basis points to 34.6% of sales. Gross profit growth and margin expansion were primarily attributable to higher volume, improved productivity, and $1.9 million in tariff refunds.
Selling, general and administrative expenses (“SG&A”) decreased $0.5 million. A favorable outcome in the UK patent infringement appeal resulted in a refund of approximately $4.4 million in damages and associated legal fees, and the Company received a $1.0 million favorable settlement from an unrelated matter. These benefits were largely offset by higher wages and benefits, higher incentive-based compensation expenses driven by increased profitability, and incremental expenses related to the acquired BMA business in 2025. R&D was down $0.9 million reflecting the timing of projects.
Operating margin expanded 900 basis points and adjusted operating margin2 expanded 650 basis points reflecting strong operating leverage from higher volume and improved productivity in the Aerospace segment. Operating profit and margin also benefited from improved performance in the Test Systems segment.
Interest expense was down $1.1 million, or 37.1%, on lower debt balances and reduced rates following the September 2025 refinancing activities. A tax benefit of $0.2 million was recorded on pretax income of $52 million for the quarter, as the benefit from a partial reversal of the valuation allowance, R&D tax credits, and the tax deductibility of R&D expenses more than offset the otherwise expected income tax expense.
2 Adjusted operating income, adjusted operating margin, adjusted segment operating profit and margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted diluted earnings per share (“EPS”) are Non-GAAP financial measures. Please see the reconciliation of GAAP to non-GAAP financial measures in the tables that accompany this release.
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Astronics Corporation Reports Record Operating Income on 28% Sales Growth for Third Quarter 2026
November 10, 2026

Consolidated net income of $1.08 per diluted share improved from a net loss of $0.26 per diluted share in the prior-year period. The prior year’s net loss included the impact of a $32.6 million Loss on Settlement of Debt from certain costs incurred from the partial repurchase of convertible notes due in 2030.
Adjusted EBITDA2 increased 81.4% to $59.3 million, and adjusted EBITDA margin2 expanded 630 basis points to a record 21.8% of consolidated sales.
Bookings of $271.1 million in the quarter resulted in a book-to-bill ratio of 1.00:1. For the trailing twelve months, bookings totaled $1.12 billion and the book-to-bill ratio was 1.12:1. Backlog at the end of the quarter was $780.0 million.
Aerospace Segment Review (compared with the prior-year period, unless noted otherwise)
Aerospace segment sales of $245.5 million increased $52.7 million, or 27.4%. Sales in the Commercial Transport market increased $43.0 million, or 28.8%. Growth was primarily related to increased demand for inflight entertainment & connectivity (“IFEC”), seat motion and lighting and safety products. General Aviation sales increased $7.2 million, or 51.7%, to $21.1 million due to higher IFEC product sales. Military Aircraft sales increased $1.5 million, or 5.3%, to $29.0 million from higher sales of flight critical airframe power products.
Aerospace segment operating profit was $57.6 million, or 23.4% of sales, a 720 basis point improvement compared with the prior-year period. The improvement reflected operating leverage on higher volume, improved production efficiencies, $1.9 million in tariff refunds, and a $4.4 million benefit from the refund of litigation-related expenses and legal reserve adjustments related to the favorable outcome of the previously discussed UK patent dispute appeal. Adjusted Aerospace operating profit2 increased 71.5% to $55.1 million, or 22.5% of sales, a 580-basis point expansion over the comparator quarter.
Aerospace bookings were $258.3 million for a book-to-bill ratio of 1.05:1. Record backlog for the Aerospace segment was $670.0 million at quarter end.
Mr. Gundermann commented, “Our Aerospace business delivered excellent third quarter results, achieving record quarterly sales and a 22.5% adjusted operating margin. Growth was broad-based, led by strong demand across multiple product lines in Commercial Transport and continued strength in General Aviation. We ended the quarter with record Aerospace backlog of $670.0 million, reflecting the sustained strength of our order pipeline. We are very pleased by the trajectory of this business as we head into the fourth quarter.”
Test Systems Segment Review (compared with the prior-year period, unless noted otherwise)
Test Systems segment sales of $26.2 million were up $7.5 million from the comparator quarter in 2025 driven by strong order flow and production for the U.S. Army’s TS-4549/T Radio Test program. This was partially offset by a $2.2 million revision of estimated costs to complete certain long-term mass transit contracts which reduced revenue recognized in the period.
The TS-4549/T program drove $5.3 million of revenue in the quarter. The program is expected to reach full rate production in the first quarter of 2027.
Test Systems segment operating profit was $3.9 million, compared with near break-even in the third quarter of 2025.
Bookings for the Test Systems segment in the quarter were $12.8 million for a book-to-bill ratio of 0.49:1. Bookings over the last twelve months were $121.8 million for a book-to-bill of 1.41:1. Backlog for the Test Systems segment was $109.9 million at quarter end.
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Astronics Corporation Reports Record Operating Income on 28% Sales Growth for Third Quarter 2026
November 10, 2026

Mr. Gundermann commented, “Our Test business continued to build momentum in the third quarter, with improved operating profit as production on the U.S. Army's TS-4549/T Radio Test program progressed. We expect continued advancement on this program to drive further improvement in operating performance over the coming quarters, positioning the business for a strong 2027.”
Balance Sheet and Liquidity
Cash provided by operations in the third quarter of 2026 was $25.8 million, reflecting higher cash earnings offset by higher working capital requirements. Working capital increased due to higher receivables based on timing and increased inventory levels to support anticipated revenue growth in 2027. Capital expenditures in the quarter were $4.2 million and $21.1 million year-to-date. Elevated capital expenditures reflect necessary catch-up investments on previously deferred spending as well as the now completed consolidation of operations and capacity expansion in a new Seattle facility.
Long-term debt decreased $49.7 million to $284.8 million at October 3, 2026, compared with the end of 2025, and decreased $25.6 million from the end of the second quarter. The Company had available liquidity of $278.0 million at quarter-end, including $14.2 million in available cash and $263.8 million in availability on its revolver.
2026 Outlook
Astronics expects to set another annual sales record in 2026 with revenue estimated to be $1.02 billion to $1.04 billion for the year, representing growth of 19.5% over 2025 at the midpoint. Fourth quarter sales are expected to be $255 million to $275 million. Backlog at the end of the third quarter was $780.0 million, of which approximately 83% is expected to convert to revenue over the next twelve months.
Mr. Gundermann concluded, “We expect a solid fourth quarter to close out a year of strong growth and substantially improved profitability. While fourth quarter sales may be modestly lighter than the third quarter record level, our preliminary outlook for 2027 suggests another year of strong double digit growth. We are planning for a solid finish to this year and preparing for an exciting 2027.”
Planned capital expenditures in 2026 are expected to be in the range of $25 million to $30 million driven largely by costs associated with the Seattle operation consolidation, which concluded in the third quarter.
The Company estimates future IEEPA tariff refunds will range from $5 million to $6 million, although the timing of such receipts cannot be confirmed at this time.
Third Quarter 2026 Webcast and Conference Call
The Company will host a teleconference today at 4:45 p.m. ET. During the teleconference, management will review the financial and operating results for the period and discuss Astronics’ corporate strategy and outlook. A question-and-answer session will follow.
The Astronics conference call can be accessed by calling (201) 493-6784. The listen-only audio webcast can be monitored at investors.astronics.com. To listen to the archived call, dial
(412) 317-6671 and enter replay pin number 13762682. The telephonic replay will be available from 8:00 p.m. on the day of the call through Tuesday, November 24, 2026. The webcast replay can be accessed via the investor relations section of the Company’s website where a transcript will also be posted once available.
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Astronics Corporation Reports Record Operating Income on 28% Sales Growth for Third Quarter 2026
November 10, 2026

About Astronics Corporation
Astronics Corporation (Nasdaq: ATRO) serves the world’s aerospace, defense, and other mission-critical industries with proven innovative technology solutions. Astronics works side-by-side with customers, integrating its array of power, connectivity, lighting, structures, interiors, and test technologies to solve complex challenges. For over 50 years, Astronics has delivered creative, customer-focused solutions with exceptional responsiveness. Today, global airframe manufacturers, airlines, military branches, completion centers, and Fortune 500 companies rely on the collaborative spirit and innovation of Astronics. The Company’s strategy is to increase its value by developing technologies and capabilities that provide innovative solutions to its targeted markets.
Safe Harbor Statement
This news release contains forward-looking statements as defined by the Securities Exchange Act of 1934. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,” “estimate,” “feeling” or other similar expressions and include all statements with regard to the momentum for the remainder of the year, the Company’s fourth quarter and full year 2026 outlook and expectations for similar growth rate in 2027, the degree of progress on the U.S. Army Radio Test Set program and the level of profitability improvement in the Test segment related to ramping the program up to full rate production, and the amount of tariff refunds to be received. The forward-looking statements also include all statements related to achieving any revenue or profitability expectations, expectations of continued growth, the level of liquidity, the level of cash generation and free cash flow, the level of demand by customers and markets and the amount of expected capital expenditures, the amount of investment in an ERP system, the amount of backlog to be recognized as revenue over the next twelve months, statements regarding the amount of opportunities available to be executed and the effectiveness of the Company’s execution in its operations. Because such statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. Important factors that could cause actual results to differ materially from what may be stated here include the trend in growth with passenger power and connectivity on airplanes, the state of the aerospace and defense industries, commercial aircraft build rates, the market acceptance of newly developed products, internal production capabilities, the timing of orders received, the status of customer certification processes and delivery schedules, the demand for and market acceptance of new or existing aircraft which contain the Company’s products, the impact of regulatory activity, the need for new and advanced test equipment, customer preferences and relationships, the effectiveness of the Company’s supply chain and execution on opportunities, and other factors which are described in filings by Astronics with the Securities and Exchange Commission. Except as required by applicable law, the Company assumes no obligation to update forward-looking information in this news release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.
Use of Non-GAAP Financial Metrics and Additional Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Astronics provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. Astronics management uses these measures for reviewing the financial results of Astronics for budget planning purposes and for making operational and financial decisions. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial
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Astronics Corporation Reports Record Operating Income on 28% Sales Growth for Third Quarter 2026
November 10, 2026

measures, help investors evaluate Astronics core operating and financial performance and business trends consistent with how management evaluates such performance and trends.
FINANCIAL TABLES FOLLOW

For more information, contact:

Company:	Investor Relations:
Nancy L. Hedges, Chief Financial Officer	Deborah K. Pawlowski, Alliance Advisors LLC
Phone: (716) 805-1599	Phone: (716) 843-3908
Email: invest@astronics.com	Email: dpawlowski@allianceadvisors.com
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Astronics Corporation Reports Record Operating Income on 28% Sales Growth for Third Quarter 2026
November 10, 2026

ASTRONICS CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS DATA
(Unaudited, $ in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	10/3/2026	9/27/2025	10/3/2026	9/27/2025
Sales	$271,679	$211,447	$762,255	$622,061
Cost of products sold	177,705	146,936	506,251	443,874
Gross profit	93,974	64,511	256,004	178,187
Gross margin	34.6%	30.5%	33.6%	28.6%

Research and development expenses	9,272	10,210	32,230	32,849
Selling, general and administrative	30,719	31,246	102,094	104,388
SG&A % of sales	11.3%	14.8%	13.4%	16.8%
Income from operations	53,983	23,055	121,680	40,950
Operating margin	19.9%	10.9%	16.0%	6.6%

Loss on settlement of debt	—	32,644	—	32,644
Other expense (income)	190	(185)	580	(562)
Interest expense, net	1,838	2,920	6,506	9,167
Income (loss) before tax	51,955	(12,324)	114,594	(299)
Income tax (benefit) expense	(249)	(1,226)	1,790	(43)
Net income (loss)	$52,204	$(11,098)	$112,804	$(256)
Net income (loss) % of sales	19.2%	(5.2)%	14.8%	—%

Basic earnings (loss) per share:[3]	$1.21	$(0.26)	$2.63	$(0.01)

Convertible notes interest expense, net	358	—	1,075	—
Net income (loss) - diluted	$52,562	$(11,098)	$113,879	$(256)

Diluted earnings (loss) per share:[3,4]	$1.08	$(0.26)	$2.36	$(0.01)

Weighted average diluted shares outstanding (in thousands) [3,4]	48,531	42,507	48,170	42,447

3 All share and per share information have been adjusted to reflect the impact of the twenty percent Class B stock distribution to shareholder of record on June 15, 2026.
4 In addition to incremental shares from stock awards, weighted-average diluted shares for the three and nine months ended October 3, 2026 include 1.904 million and 1.643 million assumed shares, respectively, related to the premium on the 0% convertible notes, as the Company’s average stock price during the periods exceeded the $45.19 per‑share conversion price (as adjusted for the twenty percent Class B stock distribution). Because of the capped call, there is no effective dilution to shareholders from the 0% convertible notes unless and until the share price exceeds $68.44 per-share cap price. Weighted-average diluted shares for the three and nine months ended October 3, 2026 include 1.750 million assumed shares related to the 5.5% convertible notes. The diluted EPS calculation for the three and nine months ended September 27, 2025 excludes the effect of the 5.5% convertible notes because they are anti-dilutive for those periods.
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Astronics Corporation Reports Record Operating Income on 28% Sales Growth for Third Quarter 2026
November 10, 2026

ASTRONICS CORPORATION
CONSOLIDATED BALANCE SHEETS
($ in thousands)
	(unaudited)
	10/3/2026	12/31/2025
ASSETS
Cash and cash equivalents	$7,925	$18,180
Accounts receivable, net of allowance for estimated credit losses	256,994	204,672
Inventories	234,851	196,860
Prepaid expenses and other current assets	29,128	18,027
Total current assets	528,898	437,739
Property, plant and equipment, net of accumulated depreciation	115,790	107,078
Operating right-of-use assets	30,266	32,269
Other assets	16,496	11,316
Intangible assets, net of accumulated amortization	46,407	55,353
Goodwill	67,533	62,923
Total assets	$805,390	$706,678

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69,911	$41,080
Current operating lease liabilities	5,928	5,802
Accrued expenses and other current liabilities	75,464	68,324
Customer advances and deferred revenue	28,534	26,069
Total current liabilities	179,837	141,275
Long-term debt	284,753	334,451
Long-term operating lease liabilities	35,478	38,101
Other liabilities	49,866	52,777
Total liabilities	549,934	566,604
Shareholders’ equity:[5]
Common stock	459	456
Accumulated other comprehensive loss	(6,776)	(4,410)
Other shareholders’ equity	261,773	144,028
Total shareholders’ equity	255,456	140,074
Total liabilities and shareholders’ equity	$805,390	$706,678

5 Prior-period Shareholders’ Equity balances have been adjusted to reflect the impact of the twenty percent Class B stock distribution to shareholders of record on June 15, 2026, with no impact on Total Shareholders’ Equity.
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Astronics Corporation Reports Record Operating Income on 28% Sales Growth for Third Quarter 2026
November 10, 2026

ASTRONICS CORPORATION
CONSOLIDATED CASH FLOWS DATA

	Nine Months Ended
(Unaudited, $ in thousands)	10/3/2026	9/27/2025
Cash flows from operating activities:
Net income (loss)	$112,804	$(256)
Adjustments to reconcile net income (loss) to cash from operating activities:
Non-cash items:
Depreciation and amortization	18,538	16,129
Amortization of deferred financing fees	1,800	1,805
Provisions for non-cash losses on inventory and receivables	4,663	6,062
Equity-based compensation expense	7,083	5,341
Deferred tax expense (benefit)	1,001	(1,125)
Loss on settlement of debt	—	32,644
Operating lease non-cash expense	4,029	4,659
Simplification initiative-related non-cash charges	—	6,229
Other	1,945	(756)
Cash flows from changes in operating assets and liabilities:
Accounts receivable	(53,793)	5,190
Inventories	(43,628)	(7,140)
Accounts payable	29,265	8,271
Operating lease liabilities	(4,566)	(3,125)
Accrued expenses	2,463	(14,719)
Income taxes	(55)	(11,513)
Tenant improvement allowance refund	—	3,157
Cloud computing implementation costs	(7,442)	—
Customer advance payments and deferred revenue	2,358	(2,317)
Supplemental retirement plan liabilities	(545)	(539)
Other assets and liabilities	(9,346)	(825)
Net cash provided by operating activities	66,574	47,172
Cash flows from investing activities:
Capital expenditures	(21,071)	(19,860)
Acquisition of business, net of cash acquired	—	(4,617)
Net cash used by investing activities	(21,071)	(24,477)
Cash flows from financing activities:
Proceeds from long-term debt	44,000	86,143
Principal payments on long-term debt	(95,000)	(11,143)
Proceeds from issuance of convertible debt	—	225,000
Partial repurchase of 2030 notes	—	(285,752)
Payments for capped call transactions	—	(26,888)
Financing-related costs	—	(8,127)
Stock award activity	(2,007)	(1,730)
Other	(2,241)	(109)
Net cash used by financing activities	(55,248)	(22,606)
Effect of exchange rates on cash	(510)	1,063
(Decrease) increase in cash and cash equivalents and restricted cash	(10,255)	1,152
Cash and cash equivalents and restricted cash at beginning of period	18,180	18,428
Cash and cash equivalents and restricted cash at end of period	$7,925	$19,580

Supplemental disclosure of cash flow information
Capital expenditures in accounts payable (non-cash investing activities)	$—	$2,796
Interest paid	$5,683	$7,593
Income taxes paid, net	$814	$12,636
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Astronics Corporation Reports Record Operating Income on 28% Sales Growth for Third Quarter 2026
November 10, 2026

ASTRONICS CORPORATION
SEGMENT SALES AND PROFIT
(Unaudited, $ in thousands)

	Three Months Ended		Nine Months Ended
	10/3/2026	9/27/2025	10/3/2026	9/27/2025
Sales
Aerospace	$245,573	$192,725	$696,708	$577,760
Less inter-segment	(101)	—	(124)	(34)
Total Aerospace	245,472	192,725	696,584	577,726

Test Systems	26,212	18,752	65,710	44,685
Less inter-segment	(5)	(30)	(39)	(350)
Total Test Systems	26,207	18,722	65,671	44,335

Total consolidated sales	271,679	211,447	762,255	622,061

Segment gross profit and margins
Aerospace	85,746	60,462	238,591	173,836
	34.9%	31.4%	34.3%	30.1%
Test Systems	8,228	4,049	17,413	4,351
	31.4%	21.6%	26.5%	9.8%
Total gross profit	93,974	64,511	256,004	178,187
	34.6%	30.5%	33.6%	28.6%
Segment operating profit and margins
Aerospace	57,559	31,167	141,155	71,470
	23.4%	16.2%	20.3%	12.4%
Test Systems	3,851	(14)	4,846	(8,947)
	14.7%	(0.1)%	7.4%	(20.2)%
Total segment operating profit	61,410	31,153	146,001	62,523

Loss on settlement of debt	—	32,644	—	32,644
Interest expense	1,838	2,920	6,506	9,167
Corporate expenses and other	7,617	7,913	24,901	21,011
Income (loss) before taxes	$51,955	$(12,324)	$114,594	$(299)
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Astronics Corporation Reports Record Operating Income on 28% Sales Growth for Third Quarter 2026
November 10, 2026

ASTRONICS CORPORATION
SALES BY MARKET
(Unaudited, $ in thousands)

	Three Months Ended			Nine Months Ended			2026 YTD
	10/3/2026	9/27/2025	% Change	10/3/2026	9/27/2025	% Change	% of Sales
Aerospace Segment
Commercial Transport	$192,243	$149,209	28.8%	$525,668	$432,324	21.6%	69.0%
Military Aircraft	29,028	27,554	5.3%	93,161	88,250	5.6%	12.2%
General Aviation	21,121	13,919	51.7%	70,173	47,532	47.6%	9.2%
Other	3,080	2,043	50.8%	7,582	9,620	(21.2)%	1.0%
Aerospace Total	245,472	192,725	27.4%	696,584	577,726	20.6%	91.4%

Test Systems Segment
Government & Defense	26,207	18,722	40.0%	65,671	44,335	48.1%	8.6%

Total Sales	$271,679	$211,447	28.5%	$762,255	$622,061	22.5%

SALES BY PRODUCT LINE[6]
(Unaudited, $ in thousands)

	Three Months Ended			Nine Months Ended
		Recast			Recast		2026 YTD
	10/3/2026	9/27/2025	% Change	10/3/2026	9/27/2025	% Change	% of Sales
Aerospace Segment
Inflight Entertainment & Connectivity	$131,029	$105,780	23.9%	$367,785	$314,792	16.8%	48.2%
Lighting & Safety	61,565	52,807	16.6%	173,542	160,864	7.9%	22.8%
Flight Critical Electrical Power	20,917	16,747	24.9%	69,340	53,893	28.7%	9.1%
Seat Motion	24,886	11,721	112.3%	66,951	28,610	134.0%	8.8%
Other	7,075	5,670	24.8%	18,966	19,567	(3.1)%	2.5%
Aerospace Total	245,472	192,725	27.4%	696,584	577,726	20.6%	91.4%

Test Systems	26,207	18,722	40.0%	65,671	44,335	48.1%	8.6%

Total Sales	$271,679	$211,447	28.5%	$762,255	$622,061	22.5%

6 Beginning in the first quarter of 2026, the Company reorganized its product line structure to align with changes in internal reporting. The Company recast the prior-year disaggregation of sales by product line to conform with the updated, current-period presentation.
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Astronics Corporation Reports Record Operating Income on 28% Sales Growth for Third Quarter 2026
November 10, 2026

ASTRONICS CORPORATION
ORDER AND BACKLOG TREND
(Unaudited, $ in thousands)

	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Trailing Twelve Months
	12/31/2025	4/4/2026	7/4/2026	10/3/2026	10/3/2026
Sales
Aerospace	$219,593	$213,820	$237,292	$245,472	$916,177
Test Systems	20,474	16,799	22,665	26,207	86,145
Total Sales	$240,067	$230,619	$259,957	$271,679	$1,002,322
Bookings
Aerospace	$237,327	$264,381	$243,140	$258,291	$1,003,139
Test Systems	19,902	26,067	63,051	12,798	121,818
Total Bookings	$257,229	$290,448	$306,191	$271,089	$1,124,957
Backlog[7]
Aerospace	$600,803	$651,364	$657,212	$670,031
Test Systems	73,692	82,960	123,346	109,937
Total Backlog	$674,495	$734,324	$780,558	$779,968	N/A
Book:Bill Ratio
Aerospace	1.08	1.24	1.02	1.05	1.09
Test Systems	0.97	1.55	2.78	0.49	1.41
Total Book:Bill	1.07	1.26	1.18	1.00	1.12

7 Aerospace backlog of approximately $10.6 million was added in the fourth quarter of 2025 in connection with the acquisition of Bühler Motor Aviation.
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Astronics Corporation Reports Record Operating Income on 28% Sales Growth for Third Quarter 2026
November 10, 2026

ASTRONICS CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited, $ in thousands)

	Consolidated
	Three Months Ended		Nine Months Ended
	10/3/2026	9/27/2025	10/3/2026	9/27/2025
Net income (loss)	$52,204	$(11,098)	$112,804	$(256)
Add back:
Interest expense	1,838	2,920	6,506	9,167
Income tax (benefit) expense	(249)	(1,226)	1,790	(43)
Depreciation and amortization expense	6,303	5,163	18,538	16,129
Equity-based compensation expense	2,264	1,439	7,083	5,341
Simplification and restructuring initiatives	331	359	331	6,867
ERP implementation consulting expenses	697	—	1,353	—
Legal reserve, settlements and recoveries	(5,346)	—	(5,346)	9,732
Litigation-related legal expenses	1,303	1,270	4,953	6,998
Acquisition-related expenses	—	1,247	186	1,247
Loss on settlement of debt	—	32,644	—	32,644
Warranty reserve	—	—	597	1,039
Adjusted EBITDA	$59,345	$32,718	$148,795	$88,865

Sales	$271,679	$211,447	$762,255	$622,061
Adjusted EBITDA margin %	21.8%	15.5%	19.5%	14.3%
Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company’s financial statements.
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Astronics Corporation Reports Record Operating Income on 28% Sales Growth for Third Quarter 2026
November 10, 2026

ASTRONICS CORPORATION
RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT
(Unaudited, $ in thousands)

	Consolidated
	Three Months Ended		Nine Months Ended
	10/3/2026	9/27/2025	10/3/2026	9/27/2025
Gross profit	$93,974	$64,511	$256,004	$178,187
Add back:
Simplification and restructuring initiatives	—	—	—	5,807
Warranty reserve	—	—	597	1,039
Adjusted gross profit	$93,974	$64,511	$256,601	$185,033

Sales	$271,679	$211,447	$762,255	$622,061

Gross Margin	34.6%	30.5%	33.6%	28.6%
Adjusted gross margin	34.6%	30.5%	33.7%	29.7%
Adjusted Gross Profit is defined as gross profit as reported, adjusted for certain items. Adjusted Gross Profit Margin is defined as Adjusted Gross Profit divided by sales. Adjusted Gross Profit and Adjusted Gross Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Gross Profit and Adjusted Gross Profit Margin as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted Gross Profit and Adjusted Gross Profit Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year’s gross profit and gross profit margin to the historical periods’ gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit and gross profit margin to that of other companies.
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Astronics Corporation Reports Record Operating Income on 28% Sales Growth for Third Quarter 2026
November 10, 2026

ASTRONICS CORPORATION
RECONCILIATION OF OPERATING INCOME TO ADJUSTED OPERATING INCOME
(Unaudited, $ in thousands)

	Consolidated
	Three Months Ended		Nine Months Ended
	10/3/2026	9/27/2025	10/3/2026	9/27/2025
Income from operations	$53,983	$23,055	$121,680	$40,950
Add back:
Simplification and restructuring initiatives	331	359	331	6,867
ERP implementation consulting expenses	697	—	1,353	—
Legal reserve, settlements and recoveries	(5,346)	—	(5,346)	9,732
Litigation-related legal expenses	1,303	1,270	4,953	6,998
Acquisition-related expenses	—	1,247	186	1,247
Warranty reserve	—	—	597	1,039
Adjusted operating income	$50,968	$25,931	$123,754	$66,833

Sales	$271,679	$211,447	$762,255	$622,061

Operating margin	19.9%	10.9%	16.0%	6.6%
Adjusted operating margin	18.8%	12.3%	16.2%	10.7%
Adjusted Operating Income is defined as income from operations as reported, adjusted for certain items. Adjusted Operating Margin is defined as Adjusted Operating Income divided by sales. Adjusted Operating Income and Adjusted Operating Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Operating Income and Adjusted Operating Margin as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted Operating Income and Adjusted Operating Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current periods’ income from operations to the historical periods’ income from operations and operating margin, as well as facilitates a more meaningful comparison of the Company’s income from operations and operating margin to that of other companies.

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Astronics Corporation Reports Record Operating Income on 28% Sales Growth for Third Quarter 2026
November 10, 2026

ASTRONICS CORPORATION
RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE TO ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited, $ in thousands except per share amounts)

	Consolidated
	Three Months Ended		Nine Months Ended
	10/3/2026	9/27/2025	10/3/2026	9/27/2025
Net income (loss)	$52,204	$(11,098)	$112,804	$(256)
Add back (deduct):
Amortization of intangibles	2,879	2,676	8,650	8,596
Simplification and restructuring initiatives	331	359	331	6,867
ERP implementation consulting expenses	697	—	1,353	—
Legal reserve, settlements and recoveries	(5,346)	—	(5,346)	9,732
Litigation-related legal expenses	1,303	1,270	4,953	6,998
Acquisition-related expenses	—	1,247	186	1,247
Loss on settlement of debt	—	32,644	—	32,644
Warranty reserve	—	—	597	1,039
Normalize tax rate[8]	(13,204)	(7,694)	(29,540)	(16,749)
Adjusted net income	$38,864	$19,404	$93,988	$50,118

Convertible notes interest expense, net	$358	$1,521	$1,075	$5,050
Adjusted net income - diluted	$39,222	$20,925	$95,063	$55,168

Weighted average diluted shares outstanding (in thousands)[9,10]	48,531	42,507	48,170	42,447
Adjusted weighted average diluted shares outstanding (in thousands)	48,531	51,529	48,170	51,857

Diluted earnings (loss) per share[9,10]	$1.08	$(0.26)	$2.36	$(0.01)
Adjusted diluted earnings per share[9,10]	$0.81	$0.41	$1.97	$1.06
Adjusted Net Income and Adjusted Diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items, including amortization of intangibles, and also adjusted for a normalized tax rate. These are not measures determined in accordance with GAAP and may not be comparable with the measures used by other companies. Nevertheless, the Company believes that providing these non-GAAP financial measures are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current periods’ net income and diluted EPS to the historical periods’ net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies. The Company believes that presenting Adjusted Diluted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.
8 Applies a normalized tax rate of 25% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.
9 All share and per share information have been adjusted to reflect the impact of the twenty percent Class B stock distribution to shareholders of record on June 15, 2026.
10 In addition to incremental shares from stock awards, weighted-average diluted shares for the three and nine months ended October 3, 2026 include 1.904 million and 1.643 million assumed shares, respectively, related to the premium on the 0% convertible notes, as the Company’s average stock price during the periods exceeded the $45.19 per‑share conversion price (as adjusted for the twenty percent Class B stock distribution). Because of the capped call, there is no effective dilution to shareholders from the 0% convertible notes unless and until the share price exceeds $68.44 per-share cap price. Weighted-average diluted shares for the three and nine months ended October 3, 2026 include 1.750 million assumed shares related to the 5.5% convertible notes. The diluted EPS calculation for the three and nine months ended September 27, 2025 excludes the effect of the 5.5% convertible notes because they are anti-dilutive for those periods.
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Astronics Corporation Reports Record Operating Income on 28% Sales Growth for Third Quarter 2026
November 10, 2026

ASTRONICS CORPORATION
RECONCILIATION OF SEGMENT OPERATING PROFIT (LOSS) TO ADJUSTED SEGMENT OPERATING PROFIT (LOSS)
(Unaudited, $ in thousands)

	Three Months Ended		Nine Months Ended
	10/3/2026	9/27/2025	10/3/2026	9/27/2025

Aerospace operating profit	$57,559	$31,167	$141,155	$71,470
Simplification and restructuring initiatives	331	—	331	6,508
ERP implementation consulting expenses	697	—	1,353	—
Legal reserve, settlements and recoveries	(4,371)	—	(4,371)	9,732
Litigation-related legal expenses	912	982	3,979	5,902
Warranty reserve	—	—	597	1,039
Adjusted Aerospace operating profit	$55,128	$32,149	$143,044	$94,651

Aerospace sales	$245,472	$192,725	$696,584	$577,726

Aerospace margin	23.4%	16.2%	20.3%	12.4%
Adjusted Aerospace margin	22.5%	16.7%	20.5%	16.4%

Test Systems operating profit (loss)	$3,851	$(14)	$4,846	$(8,947)
Simplification and restructuring initiatives	—	359	—	359
Litigation-related legal expenses	312	—	472	808
Adjusted Test Systems operating profit (loss)	$4,163	$345	$5,318	$(7,780)

Test Systems sales	$26,207	$18,722	$65,671	$44,335

Test Systems margin	14.7%	(0.1)%	7.4%	(20.2)%
Adjusted Test Systems margin	15.9%	1.8%	8.1%	(17.5)%
Adjusted Segment Operating Profit is defined as segment operating profit as reported, adjusted for certain items. Adjusted Segment Margin is defined as Adjusted Segment Operating Profit divided by segment sales. Adjusted Segment Operating Profit and Adjusted Segment Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Segment Operating Profit and Adjusted Segment Margin as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted Segment Operating Profit and Adjusted Segment Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current periods’ segment operating profit to the historical periods’ segment operating profit and segment margin, as well as facilitates a more meaningful comparison of the Company’s segment operating profit and segment margin to that of other companies.

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